Exhibit 99.1

SINOCOKING REPORTS SALES OF $5 MILLION IN FIRST FULL QUARTER OF SYNGAS PRODUCTION

Expanding Production To Generate “Significantly Higher Sales” in Subsequent Quarters

PINGDINGSHAN, China – May 4, 2015 - SinoCoking Coal and Coke Chemical Industries, Inc. (NasdaqCM: SCOK), a vertically integrated producer of clean energy products located in Henan Province, today announced that, during the first calendar quarter of 2015, it produced and shipped 51 million cubic meters of syngas to its first three customers, generating sales of more than RMB 31 million, or about $5 million using current exchange rates.

According to the company, the selling price for syngas delivered during the quarter averaged $0.10 per cubic meter. To date, 98% of receivables from syngas sales have been collected within 30 to 60 days.

“Obviously, we are extremely pleased with the rapid startup and success of our syngas operations,” said SinoCoking’s CEO, Mr. Jianhua Lv. “In less than one year’s time, we have transitioned from a traditional coal and coking company into a profitable producer of clean energy products. The company’s sizeable coal assets, in addition to those provided to us by the local government, will be used to produce syngas while storing carbon dioxide output or recycling it to produce compressed natural gas (CNG) and usable chemical compounds, such as methanol, ammonia, liquefied natural gas (LNG), and hydrogen with purity of more than 99.96%.”

Mr. Lv said SinoCoking’s plan for the continued buildout of aboveground and underground syngas production facilities will expand total output and is expected to generate “significantly higher sales” in subsequent quarters. He noted that all of the recorded syngas sales in the first calendar quarter were generated by the company’s first 25,000 cubic meter per hour production facility. A second aboveground facility of similar size, whose construction was completed in early April, is expected to start deliveries to customers in May and reach full capacity of 25,000 cubic meters of syngas per hour by the end of June 2015. Additionally, the company has just begun the testing phase on its first Underground Coal Gasification (UCG) unit, which is expected to begin commercial operations with an output of 10,000 cubic meters of syngas per hour in July 2015 and scale up to a production capacity of 60,000 cubic meters per hour by December 2015.

“SinoCoking aims to be one of China’s largest syngas producers,” concluded Mr. Lv. “I want to thank our entire team and acknowledge their tireless efforts to help drive SinoCoking to growing levels of success, and at the same time provide our citizens and business communities with an efficient and low-priced source of clean fuel. We believe we are making an important contribution to China’s nationwide efforts to reduce environmental pollution and promote better air quality.”

For additional information on SinoCoking, please go to http://www.scokchina.com or refer to the company’s periodic reports filed with the Securities and Exchange Commission (http://www.scokchina.com/sec-filings.html). Investors wishing to receive SinoCoking’s corporate communications as they become available may go to the company’s Investor Relations site (http://www.scokchina.com/corporate-overview.html) and register under Email Alerts. Also, investors may submit questions directly to Mr. Lv and his staff to receive non-confidential information about the company’s operations and products at the company’s “Ask Management” blog (http://www.scokchina.com/ask-management.html).

About SinoCoking

SinoCoking Coal and Coke Chemical Industries, Inc. (www.scokchina.com), a Florida corporation, is an emerging producer of clean energy products located in Pingdingshan, Henan Province, China. The company has historically been a vertically-integrated coal and coke processor of basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangri Coal Mining Co., Ltd., and Baofeng Xingsheng Coal Mining Co., Ltd.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and business strategy. The words or phrases “plans,” “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think,” “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

SinoCoking

Song Lv, Chief Financial Officer

+ 86-375-2882-999

lvsong@sinocoking.net

http://www.scokchina.com/

Investor Relations Counsel:

Jimmy Caplan, Asia IR-PR

+1-512-329-9505

jimmy@asia-irpr.com

http://asia-irpr.com/